Exhibit 99.1

FG Communities Holdings Inc. Completes Manufactured Housing Acquisition in Garner, NC

Acquisition includes 49 homesites on over 59 acres in the Raleigh, NC metropolitan area

Charlotte, NC, October 12, 2026 – FG Communities Holdings Inc. (Nasdaq: FGC, FGCPP) (the “Company”), whose mission is to preserve and improve affordable housing by acquiring and operating manufactured housing communities, is pleased to announce the acquisition of a manufactured housing community in Garner, North Carolina. The community adds 49 homesites on over 59 acres in the Raleigh, North Carolina metropolitan area.

The community is located in the growing Garner area, southeast of Raleigh in North Carolina’s Research Triangle region. Garner has experienced significant population growth in recent years, supported by its proximity to Raleigh and the region’s diverse employment base. The location provides residents with access to employment, shopping and services while offering an affordable alternative to conventional housing.

As housing costs across the region have climbed, access to affordable homes has become increasingly important. Manufactured housing communities remain a significant source of unsubsidized affordable housing, and the Company intends to preserve these communities while investing in improvements for residents.

Kyle Cerminara, Chairman and CEO of FG Communities Holdings Inc., said, “This community fits our strategy of acquiring income-producing properties in growing markets where affordable housing serves a clear need. Our goal is to preserve and improve these communities for residents while building long-term value for our shareholders. We look forward to pursuing additional acquisitions with the same disciplined approach.”

About FG Communities Holdings Inc.

FG Communities Holdings Inc. (Nasdaq: FGC, FGCPP) is a real estate focused operating company and merchant bank focused on the acquisition, ownership and operation of land-lease affordable housing communities. The Company’s strategy combines direct ownership of manufactured housing communities with a minority investment in FG Communities Inc., an independently operated, privately held company that owns and operates manufactured housing communities throughout the Southeastern United States and sponsors Delaware Statutory Trusts. The Company and its associated entities have a combined footprint of 102 communities with over 4,500 homesites. The Company’s mission is to preserve and improve access to affordable housing while building a portfolio of income-producing real estate and creating long-term shareholder value.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are entitled to the protection of the safe-harbor provisions of those laws.

Forward-looking statements include statements concerning the Company’s strategy to make direct investments in affordable housing communities; the acquisition, ownership, operation and financing of manufactured housing communities; the use of cash, debt financing and proceeds from common-stock issuances to fund acquisitions; future share repurchases; the Company’s acquisition pipeline and growth strategy; and the anticipated size and long-term characteristics of the manufactured housing market.

These statements are based on management’s current expectations, assumptions, estimates and projections and involve risks and uncertainties, many of which are beyond the Company’s control. Actual results could differ materially from those expressed or implied by these statements.

Relevant risks include, among others, the Company’s ability to successfully identify, finance, complete and integrate property acquisitions; obtain debt or equity financing on acceptable terms; manage leverage and potential dilution from equity issuances; realize anticipated operating and financial benefits; maintain adequate liquidity; and appropriately manage potential conflicts of interest arising from related-party transactions.

Additional risks are described in the Company’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of this release. The Company undertakes no obligation to update or revise any forward-looking statement except as required by law.

Contact: FG Communities Holdings Inc.

IR@FGCommunities.com